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                                                                      EXHIBIT 21

           LIST OF SUBSIDIARIES OF CORRECTIONS CORPORATION OF AMERICA

First Tier Subsidiaries:   CCA of Tennessee, LLC, a Tennessee limited liability
                           company

                           Prison Realty Management, Inc., a Tennessee corporation

                           CCA Properties of America, LLC, a Tennessee limited liability company

                           CCA Properties of Texas, L.P., a Delaware limited partnership

                           CCA Western Properties, Inc., a Delaware corporation

Second Tier Subsidiaries:  CCA Properties of Arizona, LLC, a Tennessee limited liability company

                           CCA Properties of Tennessee, LLC, a Tennessee limited liability company

                           CCA International, Inc., a Delaware corporation

                           Technical and Business Institute of America, Inc., a Tennessee corporation

                           TransCor America, LLC, a Tennessee limited liability company

                           TransCor Puerto Rico, Inc., a Puerto Rico corporation

                           CCA (UK) Ltd., a United Kingdom corporation